Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Sarah Devine	Darcy Reese
Corporate Media Relations	Vice President, Investor Relations
614/716-2011	614/716-2614

FOR IMMEDIATE RELEASE

AEP NAMES STURGESS SVP, CONTROLLER AND CHIEF ACCOUNTING OFFICER

COLUMBUS, Ohio, March 13, 2023 - American Electric Power (Nasdaq: AEP) has named Kate Sturgess senior vice president, controller and chief accounting officer effective May 9.
In this role, she will be responsible for all aspects of accounting, financial reporting and regulatory accounting services. Sturgess will report to Ann Kelly, executive vice president and chief financial officer. She will succeed Joseph Buonaiuto, senior vice president, controller and chief accounting officer, who will retire July 1 after more than 21 years with the company.
“We thank Joe for his leadership and significant contributions to AEP’s finance team throughout the years and wish him the best in his well-deserved retirement,” said Kelly. “Kate’s depth of accounting knowledge and experience working in the finance organizations of large, regulated energy companies, paired with her commitment to continuous improvement and developing finance talent, make her a strong choice for this role. We welcome Kate’s insights and knowledge as we continue to advance our strategic growth objectives.”
Sturgess most recently was vice president, Controller for Edison International and its subsidiary Southern California Edison. Prior to that role, she held various finance leadership positions at National Grid USA, a subsidiary of National Grid plc., including vice president, U.S. controller. Before National Grid, Sturgess was a senior manager with PricewaterhouseCoopers LLP in New York and London, where she specialized in audits of publicly traded companies in the power and utilities sector. She began her career in 2006 as an associate with the company.
Sturgess received her bachelor’s degree in history from the University of Sheffield in England and is a chartered accountant from the Institute of Chartered Accountants in England and Wales.

American Electric Power, based in Columbus, Ohio, is powering a cleaner, brighter energy future for its customers and communities. AEP’s approximately 17,000 employees operate and maintain the nation’s largest electricity transmission system and more than 224,000 miles of distribution lines to safely deliver reliable and affordable power to 5.6 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 31,000 megawatts of diverse generating capacity, including more than 6,900 megawatts of renewable energy. The company’s plans include growing its renewable generation portfolio to approximately 50% of total capacity by 2032. AEP is on track to reach an 80% reduction in carbon dioxide emissions from 2005 levels by 2030 and has committed to achieving net zero by 2045. AEP is recognized consistently for its focus on sustainability, community engagement, and diversity, equity and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics, including COVID-19, and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations and employees’ reactions to those regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; the economic impact of escalating global trade tensions including the conflict between Russia and Ukraine, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital, such as proceeds from the sale of assets or subsidiaries, do not materialize, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; the risks associated with fuels used before, during and after the generation of electricity, including coal ash and nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.
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